UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2005

______________________________________________

LitFunding Corp.

(Exact name of registrant as specified in charter)

_____________________________________________

Nevada	000-49679	93-1221399
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3700 Pecos McLeod Drive, Suite 100
Las Vegas, Nevada	89121
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 317-1610

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On September 15, 2005, the Registrant entered into a binding letter of intent to acquire Cashwize, Inc.

    Under the terms of the letter of intent, the Registrant would acquire Cashwize through an acquisition, structured as a reverse tri-party merger, whereby Cashwize would be merged into a to be formed wholly owned subsidiary of the Registrant and the separate corporate existence of the subsidiary would cease. Cashwize would become a wholly owned subsidiary of the Registrant.

    In exchange for 100% of the issued and outstanding securities of Cashwize, the Registrant will issue the stockholders of Cashwize approximately 5,000,000 shares of Convertible Preferred Stock. The shares of Preferred Stock shall be convertible into based upon certain terms and conditions to be specified in a final definitive agreement

    Concurrent with the Closing of the Merger, Cashwize will enter into a Management Agreement with the Registrant, whereby Cashwize will pay the Registrant a management fee of $225,000 to assist Cashwize with the business development of Cashwize and assist Cashwize in the potential "Spin-Off" of Cashwize to the stockholders of the Registrant wherein the Registrant's stockholders will receive 15% of the Cashwize shares and the existing stockholders of Cashwize will receive 85% of the shares of Cashwize upon conversion of the Registrant's preferred stock. Fifty Thousand Dollars ($50,000) of the management fee was paid concurrent with the signing of the letter of intent and is non-refundable.

    Pursuant to the terms of the Management Agreement, Cashwize shall make the election to be spun off from the Registrant within 12 months from the Closing Date, which election shall be made at the decision of a majority of the holders of the preferred stock received in the merger. Cashwize shall provide the Registrant 45 days prior notice of its intention to be spun off from the Registrant. If the election to be spun off is not made by Cashwize during the 12 month period commencing on the Closing Date, then the shares of the Registrant preferred stock shall automatically convert into shares of the Registrant common stock.

    A copy of the binding letter of intent is attached hereto as Exhibit 10.

Item 9.01 Exhibits.
10	Binding letter of intent between the Registrant and Cashwize dated September 15, 2005

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LitFunding Corp.,

a Nevada corporation

By: /s/ Morton Reed

Morton Reed, Chief Executive Officer

Date: September 16, 2005